Exhibit 99.1
PRESS RELEASE
For Information Contact:
Henry Scaramelli
Chief Financial Officer
Datascope Corp.
(201) 307-5435
www.datascope.com
FOR IMMEDIATE RELEASE:
Datascope to Sell Patient Monitoring Business to Mindray in All-Cash Deal
Gross Proceeds to Approximate $240 Million
New Focus on Cardiac and Vascular Products
Montvale, NJ, March 11, 2008 . . . Datascope Corp. (NASDAQ: DSCP) today announced that it has entered into a definitive agreement to sell its Patient Monitoring business to Mindray Medical International Limited (NYSE: MR). Datascope will receive $202 million in cash at the closing, subject to a working capital adjustment, and will retain approximately $38 million of receivables generated by the Patient Monitoring business. The transaction is subject to regulatory approvals and customary closing conditions, and is expected to close during the second calendar quarter of 2008.
Datascope believes that its earnings per share in fiscal 2009 will be essentially unchanged as a result of the transaction, before reflecting any benefits from the receipt and application of the net proceeds from the sale.
Datascope estimates that upon the closing and the collection of the Patient Monitoring receivables it is retaining, the transaction will produce net cash proceeds of approximately $185 million after payments of taxes and transaction-related expenses. Datascope’s Board of Directors is reviewing the use of the proceeds received. The Board currently intends to return the proceeds to shareholders either through the repurchase of its common stock, special dividends, or a combination to be determined following the closing of the transaction.
“This is one of those rare transactions that is truly beneficial not only to both parties but also to the health care constituencies we serve,” said Lawrence Saper, Chairman and CEO of Datascope. “Our shareholders will immediately benefit from the proceeds we receive as well as from the continued growth in earnings that we expect from our Cardiac Assist and InterVascular businesses.”

Datascope will be a company focused on its high-margin, market-share leading cardiac assist business and its high-margin vascular graft and peripheral stent businesses.
Dr. Antonino Laudani, Datascope’s Chief Operating Officer, said, “We expect increases in growth in these areas as a result of our ability to concentrate our attention on promoting increased use of counterpulsation therapy as well as from new products we have acquired or are in advanced development, that offer the prospect of significantly expanding our business. Going forward, we will retain our Cardiac Assist and InterVascular management teams, as well as our large direct sales and service teams in the United States, Europe and other international markets. We will clearly maintain our long-standing excellent relationships with our Cardiac Assist and InterVascular customers, vendors and employees.”
In commenting on the Patient Monitoring business, Mr. Saper said, “The addition of our Patient Monitoring business to Mindray’s business will create a global monitoring company that will be even better positioned to serve the health care market and compete on a worldwide basis. We expect our customers to continue to benefit from the high level of innovation, quality and service long associated with the Datascope brand given that Mindray has indicated to us that it intends to use our Patient Monitoring business and its people as a cornerstone of their global expansion strategy. In addition to the Patient Monitoring employees, a number of our corporate level employees will be offered the opportunity to join Mindray following the closing, providing that company with a broad and strong platform to expand its business and significantly reducing Datascope’s general and administrative expenses. We thank our Patient Monitoring employees for their many years of loyal and dedicated service to Datascope, and we look forward to a smooth transition as they become important members of the growing Mindray organization.”
“This transaction represents a unique combination of strengths that will transform Mindray from a largely China-based company to a true global leader with substantial assets in China, the United States and Europe,” said Mr. Xu Hang, Mindray’s Chairman and Co-Chief Executive Officer. “Datascope customers will benefit from the combined company’s expanded product lineup of top-quality products and enhanced ability to tailor product functionality for specific end-user requirements, and Mindray’s customers in the United States and Europe will enjoy the support of an established direct sales and service network.”
Upon completion of the transaction, Datascope will be comprised principally of two business segments – Cardiac Assist and InterVascular. Datascope’s Cardiac Assist business is the leading manufacturer of intra-aortic balloon pumps and catheters. Its intra-aortic balloon pump system is used in the treatment of cardiac shock, acute heart failure, irregular heart rhythms, and for cardiac support in open-heart surgery, coronary angioplasty, and stenting. Datascope’s InterVascular business markets a proprietary line of knitted and woven, collagen-coated, polyester vascular grafts for reconstructive vascular and cardiovascular surgery, and peripheral stents. The Cardiac Assist and InterVascular businesses had combined revenues of $205.9 million in fiscal 2007, 54% of Datascope’s total revenues, and $106.2 million in the first half of fiscal 2008, 56% of total company revenues during this period. The Patient Monitoring business revenues were $156.5 million and $81.3 million respectively, in those periods.

Lehman Brothers acted as financial advisor to Datascope and Dechert LLP acted as legal advisor.
Investor/Analyst Conference Call
Datascope will provide further details regarding this announcement on a conference call with analysts and investors scheduled for Tuesday, March 11 at 11:00 am Eastern time. Those who wish to participate should call 800-905-0392 (in the U.S.) or 785-830-1913 (for international callers). The conference call will also be webcast on the Investor Relations section of Datascope’s website at www.datascope.com.
For interested individuals unable to join the live call, a replay of the webcast will be available on the Company’s website.
About Datascope Corp.
Datascope Corp. is the global leader of intra-aortic balloon counterpulsation and a diversified medical device company that develops, manufactures and markets proprietary products for clinical health care markets in interventional cardiology and radiology, cardiovascular and vascular surgery, anesthesiology, emergency medicine and critical care. The Company’s products are sold throughout the world through direct sales representatives and independent distributors. Founded in 1964, Datascope is headquartered in Montvale, New Jersey. For news releases, webcasts and other Company information please visit Datascope’s website, www.datascope.com.
About Mindray
Mindray International Limited is a leading developer, manufacturer and marketer of medical devices in China with a significant and growing presence worldwide. Established in 1991, Mindray offers a broad range of products across three primary business segments: patient monitoring & life support products, in-vitro diagnostic products, and medical imaging systems.
Mindray is headquartered in Shenzhen, China, and has 29 local sales and service offices in China, as well as sales and service offices in Amsterdam, Moscow, Istanbul, London, Mexico City, Mumbai, Sao Paulo, Seattle, Toronto and Vancouver. For more information, please visit http://www.mindray.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All statements that address expectations or projections about the future are forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, Datascope’s plans, objectives, expectations and intentions with respect to the use of proceeds from the transaction and future operations, products and services and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those projected in the forward-looking statements. Many of these risks cannot be predicted or quantified and are at least partly outside Datascope’s control, including general business and economic conditions, the ability to obtain regulatory approvals of the transaction on a timely basis; and the failure to realize growth and other benefits from the transaction or delay in realization thereof; the potential for business disruption following the transaction, including adverse effects on employee retention and on our business relationships with customers and vendors, as well as other risks detailed in documents filed by Datascope with the United States Securities and Exchange Commission (“SEC”). Datascope’s filings with the SEC can be obtained at no charge at www.sec.gov, as well as through our website at www.datascope.com.